                                                                     Exhibit 4.3

                                                                [EXECUTION COPY]

                       ADVANTA BUSINESS CARD MASTER TRUST

                                 AMENDMENT NO. 1
                                     TO THE
                        TRANSFER AND SERVICING AGREEMENT

               THIS AMENDMENT NO. 1 TO THE TRANSFER AND SERVICING AGREEMENT, dated as of May 9, 2006 (this "Amendment"), is by and between ADVANTA BUSINESS RECEIVABLES CORP., a Nevada corporation, as Transferor, ADVANTA BANK CORP., a Utah industrial bank, as Servicer, and ADVANTA BUSINESS CARD MASTER TRUST, a Delaware common law trust, as Issuer.

               WHEREAS, the Transferor, the Servicer and the Issuer have executed that certain Transfer and Servicing Agreement, dated as of August 1, 2000 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Transfer and Servicing Agreement"); and

               WHEREAS, the Transferor, the Servicer and the Issuer wish to amend the Transfer and Servicing Agreement as provided herein.

               NOW THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the provisions of the Transfer and Servicing Agreement as follows:

               SECTION 1. Amendment of Section 1.01. Section 1.01 of the Transfer and Servicing Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

               "Regulation AB" shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               "Sarbanes Certification" shall mean the certification specified in paragraph (2) of Exchange Act Rules 13a-14 and 15d-14 as set forth in
     Item 601(31)(ii) of Regulation S-K as such may be amended from time to time or any successor or replacement specified by the Commission or its staff from time to time.

               "Securitization Transaction" shall mean any Notes issued by the Issuer after January 1, 2006, whether publicly offered or privately placed, rated or unrated.

               "Servicing Criteria" shall mean the "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.


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

               "Servicing Party" shall have the meaning specified in subsection 10.03(a).

               "Servicing Participant" shall mean the Servicer, any Subservicer and any Person that participates in any of the servicing functions specified in item 1122(d) of regulation AB with respect to the Accounts.

               "Subservicer" shall mean any Person that services the Receivables on behalf of the Servicer or any other Subservicer and is responsible for the performance (whether directly or through other Subservicers or Servicing Participants) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Transaction Document that is identified in Item 1122(d) of Regulation AB.

               "Transaction Document" shall mean the Trust Agreement, the Indenture and each Indenture Supplement.

               SECTION 2. Amendment of Section 3.05. Section 3.05 of the Transfer and Servicing Agreement is hereby amended by deleting such Section in its entirety and inserting in its place the following:

          Section 3.05. Annual Certificate of Servicer. (a) Servicer Compliance Statement. Within the earlier of 90 days after the end of each fiscal year of the Issuer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, which statement shall be an Officer's Certificate of the Servicer substantially in the form of Exhibit C to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate, (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. A copy of such statement may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

          (b) Report of Assessment of Compliance with Servicing Criteria. Within the earlier of 90 days after the end of each fiscal year of the Issuer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, a report of compliance with servicing criteria required under Item 1122 of Regulation AB with respect to such fiscal year, which report will be in the form of an Officer's Certificate of the Servicer to the effect that (i) the Servicer is responsible for assessing compliance with the servicing obligations under this Agreement;
     (ii) the Servicer has used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the servicing obligations under this Agreement; (iii) the Servicer has assessed compliance with the servicing obligations under this Agreement as of and for the period ending the end of such fiscal year and has disclosed any


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     material instance of noncompliance identified by the Servicer; and (iv) an independent registered public accounting firm has issued an attestation report on the Servicer's assessment of compliance with the servicing obligations under this Agreement as of and for the period ending the end of such fiscal year (which may be the same report issued pursuant to Secion 3.06(a) below). A copy of such report may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

               SECTION 3. Amendment of Section 3.06. Section 3.06 of the Transfer and Servicing Agreement is hereby amended by deleting such Section in its entirely and inserting in its place the following:

          Section 3.06 Annual Servicing Report of Independent Registered Public Accountants; Copies of Reports Available.

          (a) Within the earlier of 90 days after the end of each fiscal year of the Issuer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall cause an independent registered public accounting firm (who may also render other services to the Servicer or the Transferor) to furnish to the Owner Trustee, the Indenture Trustee and each Rating Agency an attestation report on each assessment of compliance with the servicing criteria with respect to the Servicer or any Affiliate thereof during the related fiscal year delivered by such accountants pursuant to Rule 13a-18 or Rule 15d-18 of the Exchange Act and
     Item 1122 of Regulation AB (which may be the same report issued pursuant to Secion 3.05(b) above). A copy of such report or reports may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

          (b) Within the earlier of 90 days after the end of each fiscal year of the Issuer or such date as required by Regulation AB, beginning with the end of fiscal year 2006, the Servicer shall cause an independent registered public accounting firm (who may also render other services to the Servicer or the applicable Transferor) to furnish a report to the Indenture Trustee, the Owner Trustee and the Servicer to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer's certificates delivered pursuant to subsection 3.04(b) during the period covered by such report with the Servicer's computer reports that were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed.

          (c) In the event such independent registered public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this
     Section 3.06, the Servicer shall direct the Indenture Trustee and Owner Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee and Owner Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee and Owner Trustee


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     has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

               SECTION 4. Addition of Article X. The Transfer and Servicing Agreement is hereby amended by adding the following new Article X after Article IX of the Transfer and Servicing Agreement:

                                    ARTICLE X

                          COMPLIANCE WITH REGULATION AB

     Section 10.01 Intent of the Parties; Reasonableness.

          The Transferor, the Servicer and the Issuer acknowledge and agree that the purpose of this Article X is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor's compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Servicer agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Servicer which is required in order to enable the Transferor to comply with the provisions of Regulation AB, including, without limitation, Items 1103(a)(1), 1105, 1108, 1117, 1118, 1119, 1121, 1122 and 1123 of Regulation AB as it relates to the Servicer or to the Servicer's obligations under this Agreement or any Transaction Document.

     Section 10.02 Additional Representations and Warranties of the Servicer.

          The Servicer shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 10.03 that, except as disclosed in writing to the Transferor prior to such dates, to the best of its knowledge: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization involving credit card receivables due to any act or failure to act of the Servicer;
     (ii) the Servicer has not been terminated as servicer in a securitization involving credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Transaction Document have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer's financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Transaction Document; and (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any third-party originator.


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

     Section 10.03 Information to Be Provided by the Servicer.

          In connection with any Securitization Transaction, the Servicer shall
     (i) within five (5) Business Days following request by the Transferor, provide to the Transferor, in writing, the information specified in this
     Section 10.03, and (ii) as promptly as practicable following notice to or discovery by the Servicer of any changes to such information, provide to the Transferor, in writing, such updated information.

          (a) The Servicer shall provide such information regarding the Servicer and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a "Servicing Party") as is required for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

               (A) the Servicing Party's name and form of organization;

               (B) a description of how long the Servicing Party has been servicing credit card accounts; a general discussion of the Servicing Party's experience in servicing assets of any type as well as a more detailed discussion of the Servicing Party's experience in, and procedures for, the servicing function it will perform under this Agreement; information regarding the size, composition and growth of the Servicing Party's portfolio of credit card accounts of a type similar to the Accounts and information on factors related to the Servicing Party that may be material, in the good faith judgment of the Transferor, to any analysis of the servicing of the Accounts or the related asset-backed securities, as applicable, including, without limitation:

                    (1) whether any prior securitizations of credit card
               receivables involving the Servicing Party has defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                    (2) the extent of outsourcing the Servicing Party utilizes;

                    (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of credit card receivables involving the Servicing Party as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                    (4) whether the Servicing Party has been terminated as
               servicer in a securitization of credit card receivables, either due to a servicing default or to application of a servicing performance test or trigger; and

                    (5) such other information as the Transferor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

               (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicing Party's policies or procedures with respect to the servicing function it will perform under this Agreement or any Transaction Document;

               (D) information regarding the Servicing Party's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicing Party could have a material adverse effect on the performance by the


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          Servicing Party of its servicing obligations under this Agreement or any Transaction Document;

               (E) a description of the Servicing Party's processes and procedures designed to address any special or unique factors involved in servicing;

               (F) a description of the Servicing Party's processes for handling delinquencies, losses, bankruptcies and recoveries, such as sale of defaulted receivables; and

               (G) information as to how the Servicing Party defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

          (b) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Transaction Document by any Person (i) into or with which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Transferor at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Transferor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Transferor, all information reasonably required by the Transferor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any series or class of Notes issued by the Issuer.

          (c) In addition to such information as the Servicer is obligated to provide pursuant to other provisions of this Agreement or any Transaction Document, if so requested by the Transferor, the Servicer shall provide such information regarding the performance of the Receivables or the servicing of the Accounts as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the distribution reports otherwise required to be delivered monthly by the Servicer under this Agreement or any Transaction Document, commencing with the first such report due not less than ten (10) Business Days following such request.

     Section 10.04 Report on Assessment of Compliance and Attestation.

          (a) Within the earlier of 90 days after the end of each fiscal year of the Issuer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall:

               (i) deliver to the Transferor a report regarding the Servicer's or any Subservicer's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Servicer or the applicable Subservicer, and shall address each of the relevant Servicing Criteria set forth in Exhibit F, as may be amended from time to time by the parties hereto;

               (ii) deliver to the Transferor a report of an independent registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the


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          preceding paragraph. Such attestation shall be in accordance with
          Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

               (iii) instruct each Servicing Participant to deliver to the Transferor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

               (iv) deliver to the Transferor and any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Issuer or the Transferor with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit E or such other form as may be mutually agreed upon.

               The Servicer acknowledges that the parties identified in clause
          (iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

          (b) Each assessment of compliance provided by a Subservicer pursuant to Section 10.04(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit F hereto delivered to the Transferor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Servicing Participant pursuant to Section 10.04(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 10.05.

          (c) Within thirty (30) days of receipt, the Transferor shall provide a copy of all reports prepared and delivered pursuant to this Section 10.04 to each Rating Agency.

     Section 10.05 Use of Subservicers and Servicing Participants.

          (a) The Servicer shall use its best efforts to hire or otherwise utilize only the services of Subservicers that agree to comply with the provisions of this Section. The Servicer shall use its best efforts to hire or otherwise utilize only the services of Servicing Participants, and shall use its best efforts to ensure that Subservicers hire or otherwise utilize only the services of Servicing Participants, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Transaction Document, if those Servicing Participants agree to comply with the provisions of Section 10.05(b).

          (b) The Servicer shall use its best efforts to cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section and with Sections 3.05, 10.02, 10.03(c) and 10.04 to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Transferor any servicer compliance statement required to be delivered by such Subservicer under Section 3.05, any assessment of compliance and attestation required to be delivered by such Subservicer under Section
     10.04 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification as and when required to be delivered.

          (c) Except as may otherwise be required pursuant to Section 5.07, it shall not be necessary for the Servicer to seek the consent of the Transferor to the utilization of any Servicing Participant. The Servicer shall promptly upon request provide to the Transferor a written description (in form and substance satisfactory to the Transferor) of the role and function of each Servicing Participant utilized by the Servicer or any Subservicer,


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     specifying (i) the identity of each such Servicing Participant and (ii)
     which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Servicing Participant.

          As a condition to the utilization of any Servicing Participant, the Servicer shall use its best efforts to cause any such Servicing Participant used by the Servicer (or by any Subservicer) for the benefit of the Transferor to comply with the provisions of Section 10.04 to the same extent as if such Servicing Participant were the Servicer. The Servicer shall be responsible for obtaining from each Servicing Participant and delivering to the Transferor any assessment of compliance and attestation required to be delivered by such Servicing Participant under Section 10.04, in each case as and when required to be delivered.

               SECTION 5. Addition of Exhibits E and F to the Transfer and Servicing Agreement. The Transfer and Servicing Agreement is hereby amended by adding new Exhibits E and F, in their respective forms attached hereto, after Exhibit D to the Transfer and Servicing Agreement.

               SECTION 6. Effectiveness. The amendments provided for by this Amendment shall become effective upon:

               (a) confirmation that the Rating Agency Condition shall have been satisfied;

               (b) receipt by the Owner Trustee and the Indenture Trustee of an Officer's Certificate of the Transferor to the effect that the Transferor reasonably believes that the terms of this Amendment will not have an Adverse Effect; and

               (c) receipt by the Owner Trustee, the Indenture Trustee and each Rating Agency of counterparts of this Amendment, duly executed by the parties hereto.

               SECTION 7. Transfer and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Transfer and Servicing Agreement shall remain in full force and effect. All references to the Transfer and Servicing Agreement in any other document or instrument shall be deemed to mean the Transfer and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Transfer and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Transfer and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Transfer and Servicing Agreement, the Series Supplements were set forth herein.

               SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

               SECTION 9. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,


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WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH
SUCH LAWS.

               SECTION 10. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Transfer and Servicing Agreement. All Section or subsection references herein shall mean Sections or subsections of the Transfer and Servicing Agreement, except as otherwise provided herein.


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

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trust have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                        ADVANTA BUSINESS RECEIVABLES CORP.,
                                        Transferor


                                        By: /s/ Michael Coco
                                            ------------------------------------
                                        Name: Michael Coco
                                        Title: President


                                        ADVANTA BANK CORP.,
                                        Servicer


                                        By: /s/ Michael Coco
                                            ------------------------------------
                                        Name: Michael Coco
                                        Title: Vice President and Treasurer


                                        ADVANTA BUSINESS CARD MASTER TRUST

                                        By: WILMINGTON TRUST COMPANY,
                                        not in its individual capacity, but
                                        solely as Owner Trustee


                                        By: /s/ Michael McCarthy
                                            ------------------------------------
                                        Name: Michael McCarthy
                                        Title: Assistant Vice President

The Indenture Trustee hereby consents
to the terms and conditions of the
foregoing amendment to which this
consent is attached and the execution
thereof by the parties thereto.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but
solely as Indenture Trustee


By: /s/ Jenna Kaufman
    ---------------------------------
Name: JENNA KAUFMAN
Title: VICE PRESIDENT


By: /s/ Louis Bodi
    ---------------------------------
Name: LOUIS BODI
Title: VICE PRESIDENT

The Transferor hereby confirms the
Rating Agency Condition has been
satisfied with respect to the
foregoing amendment.

ADVANTA BUSINESS RECEIVABLES CORP.,
Transferor


By: /s/ Michael Coco
    ---------------------------------
Name: Michael Coco
Title: President

                                                                       Exhibit E

                          FORM OF ANNUAL CERTIFICATION

Re: The [_____] agreement dated as of [_____], 200[_] (the "Agreement"), among
    [IDENTIFY PARTIES]

     I, __________, the __________ of [NAME OF COMPANY] (the "Company"), certify to each of the Transferor and the Issuer, and their officers, with the knowledge and intent that they will rely upon this certification, that:

          (1) I have reviewed the report on assessment of the Company's compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (17 C.F.R. Section 229.1100, et seq.) (the "Servicing Assessment"), and the independent registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report") that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the "Company Information");

          (2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

          (3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor and the Issuer; and

          (4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

                                        Date:
                                              ----------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       Exhibit F

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF
                                   COMPLIANCE

     The assessment of compliance to be delivered by the [Servicer] [Subservicer] shall address, at a minimum, the criteria identified below as "Applicable Servicing Criteria":

                               Servicing Criteria

                                                                        Applicable      Applicable
                                                                         Servicing       Servicing
                                                                       Criteria for   Criteria for a
    REFERENCE                           CRITERIA                         Servicer       Subservicer
    ---------                           --------                       ------------   --------------
GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor        [X]
                   any performance or other triggers and events of
                   default in accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities are                 [X]
                   outsourced to third parties, policies and
                   procedures are instituted to monitor the third
                   party's performance and compliance with such
                   servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to
                   maintain a back-up servicer for the credit card
                   accounts or accounts are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy          [X]
                   is in effect on the party participating in the
                   servicing function throughout the reporting
                   period in the amount of coverage required by and
                   otherwise in accordance with the terms of the
                   transaction agreements

CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on credit card accounts are deposited           [X]
                   into the appropriate custodial bank accounts and
                   related bank clearing accounts no more than two
                   business days following receipt, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of        [X]
                   an obligor or to an investor are made only by
                   authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding
                   collections, cash flows or distributions, and any
                   interest or other fees charged for such advances,
                   are made, reviewed and approved as specified in

                               Servicing Criteria

                                                                        Applicable      Applicable
                                                                         Servicing       Servicing
                                                                       Criteria for   Criteria for a
    REFERENCE                           CRITERIA                         Servicer       Subservicer
    ---------                           --------                       ------------   --------------
                   the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as        [X]
                   cash reserve accounts or accounts established as
                   a form of overcollateralization, are separately
                   maintained (e.g., with respect to commingling of
                   cash) as set forth in the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a                [X]
                   federally insured depository institution as set
                   forth in the transaction agreements. For purposes
                   of this criterion, "federally insured depository
                   institution" with respect to a foreign financial
                   institution means a foreign financial institution
                   that meets the requirements of Rule 13k-1(b)(1)
                   of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent         [X]
                   unauthorized access.                                 (if checks
                                                                           used)

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis          [X]
                   for all asset-backed securities related bank
                   accounts, including custodial accounts and
                   related bank clearing accounts. These
                   reconciliations (A) are mathematically accurate;
                   (B) are prepared within 30 calendar days after
                   the bank statement cutoff date, or such other
                   number of days specified in the transaction
                   agreements; (C) are reviewed and approved by
                   someone other than the person who prepared the
                   reconciliation; and (D) contain explanations for
                   reconciling items. These reconciling items are
                   resolved within 90 calendar days of their
                   original identification, or such other number of
                   days specified in the transaction agreements.

INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed        [X]
                   with the Commission, are maintained in accordance
                   with the transaction agreements and applicable
                   Commission requirements. Specifically, such
                   reports (A) are prepared in accordance with
                   timeframes and other terms set forth in the
                   transaction agreements; (B) provide information
                   calculated in accordance with the terms specified
                   in the transaction agreements; (C) are filed with
                   the Commission as required by its rules and
                   regulations; and (D) agree with investors' or the
                   trustee's

                               Servicing Criteria

                                                                        Applicable      Applicable
                                                                         Servicing       Servicing
                                                                       Criteria for   Criteria for a
    REFERENCE                           CRITERIA                         Servicer       Subservicer
    ---------                           --------                       ------------   --------------
                   records as to the total unpaid principal balance
                   and number of credit card accounts serviced by
                   the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and               [X]
                   remitted in accordance with timeframes,
                   distribution priority and other terms set forth
                   in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted             [X]
                   within two business days to the Servicer's
                   investor records, or such other number of days
                   specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor           [X]
                   reports agree with cancelled checks, or other
                   form of payment, or custodial bank statements.

POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool assets is                 [X]
                   maintained as required by the transaction
                   agreements or related asset pool documents.

1122(d)(4)(ii)     Pool assets and related documents are safeguarded        [X]
                   as required by the transaction agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the          [X]
                   asset pool are made, reviewed and approved in
                   accordance with any conditions or requirements in
                   the transaction agreements.

1122(d)(4)(iv)     Payments on credit card accounts, including any          [X]
                   payoffs, made in accordance with the related
                   credit card accounts documents are posted to the
                   Servicer's obligor records no more than two
                   business days after receipt, or such other number
                   of days specified in the transaction agreements,
                   and allocated to principal, interest or other
                   items (e.g., escrow) in accordance with the
                   related asset pool documents.

1122(d)(4)(v)      The Servicer's records regarding the receivables         [X]
                   agree with the Servicer's records with respect to
                   an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an        [X]
                   obligor's account (e.g., loan modifications

                               Servicing Criteria

                                                                        Applicable      Applicable
                                                                         Servicing       Servicing
                                                                       Criteria for   Criteria for a
    REFERENCE                           CRITERIA                         Servicer       Subservicer
    ---------                           --------                       ------------   --------------
                   or re-agings) are made, reviewed and approved by
                   authorized personnel in accordance with the
                   transaction agreements and related pool asset
                   documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g.,
                   modifications and repossessions, as applicable)
                   are initiated, conducted and concluded in
                   accordance with the timeframes or other
                   requirements established by the transaction
                   agreements.

1122(d)(4)(viii)   Records documenting collection efforts are               [X]
                   maintained during the period an Account is
                   delinquent in accordance with the transaction
                   agreements. Such records are maintained on at
                   least a monthly basis, or such other period
                   specified in the transaction agreements, and
                   describe the entity's activities in monitoring
                   delinquent Accounts including, for example, phone
                   calls, letters and payment rescheduling plans in
                   cases where delinquency is deemed temporary
                   (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return         [X]
                   for Accounts with variable rates are computed
                   based on the related Account documents.

1122(d)(4)(x)      Regarding any funds held in trust for an obligor
                   (such as escrow accounts): (A) such funds are
                   analyzed, in accordance with the obligor's
                   Account documents, on at least an annual basis,
                   or such other period specified in the transaction
                   agreements; (B) interest on such funds is paid,
                   or credited, to obligors in accordance with
                   applicable Account documents and state laws; and
                   (C) such funds are returned to the obligor within
                   30 calendar days of full repayment of the related
                   Accounts, or such other number of days specified
                   in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as
                   tax or insurance payments) are made on or before
                   the related penalty or expiration dates, as
                   indicated on the appropriate bills or notices for
                   such payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or such other
                   number of days specified in the transaction
                   agreements.

                               Servicing Criteria

                                                                        Applicable      Applicable
                                                                         Servicing       Servicing
                                                                       Criteria for   Criteria for a
    REFERENCE                           CRITERIA                         Servicer       Subservicer
    ---------                           --------                       ------------   --------------
1122(d)(4)(xii)    Any late payment penalties in connection with any
                   payment to be made on behalf of an obligor are
                   paid from the servicer's funds and not charged to
                   the obligor, unless the late payment was due to
                   the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are
                   posted within two business days to the obligor's
                   records maintained by the servicer, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible             [X]
                   accounts are recognized and recorded in
                   accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support,               [X]
                   identified in Item 1114(a)(1) through (3) or Item
                   1115 of Regulation AB, is maintained as set forth
                   in the transaction agreements.

                                        [NAME OF [SERVICER] [SUBSERVICER]]

                                        Date:
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                                        By:
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                                        Name:
                                              ----------------------------------
                                        Title:
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